Exhibit 99.1

Encore Capital Group Announces Third Quarter 2018 Financial Results

•	Completion of the Cabot transaction creates largest global debt purchaser

•	Encore sets new records for collections and estimated remaining collections

•	GAAP EPS from continuing operations of $0.69 per share

•	Non-GAAP Economic EPS from continuing operations of $1.19 per share

SAN DIEGO, November 7, 2018 Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2018.
“Encore had a strong quarter as we recorded our third consecutive quarter of record global cash collections and reached an all-time high for estimated remaining collections,” said Ashish Masih, President and Chief Executive Officer. “Robust collections continue to be driven by our ongoing focus on operational innovation and the collections capacity that we have steadily added over the past several quarters in the U.S. In addition, global portfolio purchases totaled $249 million and included $123 million of deployments in the United States, a level that keeps us on track to deploy more capital in the U.S. in 2018 than in any other prior year. This solid performance was impacted by the charges incurred in the third quarter associated with the completion of the acquisition of Cabot and certain one-time tax items associated with one of our smaller international businesses, causing a higher than normal tax rate which further impacted our results.”
“The acquisition of Cabot strengthens our global business and establishes us as a clear leader in both the United States and in the United Kingdom, the world’s two most important markets for our industry. We are the global leader in debt purchasing when measured by estimated remaining collections. We expect Cabot’s debt purchasing and servicing platforms will strengthen our long-term leadership and growth in Europe through both its geographic and product diversity, as well as its broad servicing capabilities,” said Masih.

Key Financial Metrics for the Third Quarter of 2018:

•	Estimated remaining collections (ERC) increased 10% compared to the same period of the prior year, to a record $7.2 billion.

•	Portfolio purchases were $249 million, including $123 million in the U.S. and $115 million in Europe, compared to $292 million deployed overall in the same period a year ago.

•	Gross collections increased 13% to a record $499 million, compared to $443 million in the same period of the prior year.

•	Total revenues, adjusted by net allowances, increased 10% to $337 million, compared to $307 million in the third quarter of 2017.

•
Total operating expenses were $239 million, compared to $203 million in the same period of the prior year. Incremental operating expenses in the third quarter of 2018 included expenses related to the completion of the Cabot acquisition in the quarter, in addition to expenses associated with Wescot, acquired by Encore’s Cabot subsidiary during the fourth quarter of 2017.

•
Adjusted operating expenses, which represent the expenses related to our portfolio purchasing and recovery business, increased 6% to $180 million, compared to $170 million in the same period of the prior year.

Encore Capital Group, Inc.

•
Total interest expense increased to $65.1 million, compared to $52.8 million in the same period of the prior year, principally as a result of costs related to a Cabot refinancing, Encore’s purchase of the remaining interest in Cabot, higher average debt balances related to larger investments in receivables, and increases in the cost of short-term borrowing.

•	GAAP net income attributable to Encore was $20.7 million, or $0.69 per fully diluted share, as compared to $28.2 million, or $1.05 per fully diluted share in the same period a year ago.

•
Adjusted income attributable to Encore was $35.8 million, compared to $30.7 million in the third quarter of 2017. Adjusted income attributable to Encore per share (also referred to as Economic EPS) was $1.19, compared to $1.17 in the same period of the prior year.

•
As of September 30, 2018, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility, was $178 million and availability under Cabot’s revolving credit facility was £77 million (approximately $100 million). These figures do not include cash on the balance sheet.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 7, 2018, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss third quarter results.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 9439619. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Encore Capital Group, Inc.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries including Midland Credit Management, Inc. (United States), Cabot Credit Management (Europe), Refinancia (Latin America), Baycorp (Australasia) and Encore Asset Reconstruction Company (India), Encore purchases or services portfolios of consumer receivables from major banks, credit unions, and utility providers. Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about Cabot Credit Management can be found at www.cabotcm.com. Information found on Encore’s or its subsidiaries’ websites are not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$204,649	$212,139
Investment in receivable portfolios, net	3,109,116	2,890,613
Deferred court costs, net	94,017	79,963
Property and equipment, net	96,429	76,276
Other assets	244,602	302,728
Goodwill	898,591	928,993
Total assets	$4,647,404	$4,490,712
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$274,213	$284,774
Debt, net	3,561,467	3,446,876
Other liabilities	33,279	35,151
Total liabilities	3,868,959	3,766,801
Commitments and contingencies
Redeemable noncontrolling interest	1,231	151,978
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 30,852 shares and 25,801 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	309	258
Additional paid-in capital	207,985	42,646
Accumulated earnings	673,153	616,314
Accumulated other comprehensive loss	(103,394)	(77,356)
Total Encore Capital Group, Inc. stockholders’ equity	778,053	581,862
Noncontrolling interest	(839)	(9,929)
Total equity	777,214	571,933
Total liabilities, redeemable equity and equity	$4,647,404	$4,490,712
The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$471	$88,902
Investment in receivable portfolios, net	444,503	1,342,300
Deferred court costs, net	—	26,482
Property and equipment, net	—	23,138
Other assets	8,212	122,263
Goodwill	—	724,054
Liabilities
Accounts payable and accrued liabilities	$3,514	$151,208
Debt, net	390,690	2,014,202
Other liabilities	—	1,494

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2018	2017
Revenues
Revenue from receivable portfolios	$295,357	$264,024
Other revenues	37,388	23,111
Total revenues	332,745	287,135
Allowance reversals on receivable portfolios, net	4,029	19,564
Total revenues, adjusted by net allowances	336,774	306,699
Operating expenses
Salaries and employee benefits	95,634	77,232
Cost of legal collections	50,473	48,094
Other operating expenses	30,691	25,859
Collection agency commissions	10,682	10,622
General and administrative expenses	41,893	32,500
Depreciation and amortization	9,873	8,522
Total operating expenses	239,246	202,829
Income from operations	97,528	103,870
Other (expense) income
Interest expense	(65,094)	(52,755)
Other (expense) income	(2,539)	8,873
Total other expense	(67,633)	(43,882)
Income from operations before income taxes	29,895	59,988
Provision for income taxes	(16,879)	(17,844)
Net income	13,016	42,144
Net loss (income) attributable to noncontrolling interest	7,709	(13,950)
Net income	$20,725	$28,194

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic	$0.69	$1.08
Diluted	$0.69	$1.05

Weighted average shares outstanding:
Basic	29,867	26,011
Diluted	30,121	26,736

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$63,703	$76,199
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	—	199
Depreciation and amortization	31,232	25,819
Other non-cash expense, net	30,453	24,768
Stock-based compensation expense	10,452	7,041
Loss (gain) on derivative instruments, net	10,648	(2,714)
Deferred income taxes	18,733	(5,396)
Allowance reversals on receivable portfolios, net	(31,472)	(30,525)
Other, net	(9,690)	330
Changes in operating assets and liabilities
Deferred court costs and other assets	(19,537)	(20,094)
Prepaid income tax and income taxes payable	21,419	15,565
Accounts payable, accrued liabilities and other liabilities	(5,919)	(9,501)
Net cash provided by operating activities	120,022	81,691
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(5,623)
Purchases of receivable portfolios, net of put-backs	(881,789)	(739,478)
Collections applied to investment in receivable portfolios, net	615,010	549,544
Purchases of property and equipment	(37,436)	(20,518)
(Payment) proceeds from derivative instruments, net	(28,656)	6,140
Other, net	6,800	2,155
Net cash used in investing activities	(326,071)	(207,780)
Financing activities:
Payment of loan costs	(6,440)	(19,910)
Proceeds from credit facilities	766,471	928,141
Repayment of credit facilities	(465,666)	(972,453)
Proceeds from senior secured notes	—	325,000
Repayment of senior secured notes	(1,029)	(203,212)
Proceeds from issuance of convertible senior notes	172,500	150,000
Repayment of convertible senior notes	—	(60,406)
Proceeds from convertible hedge instruments	—	5,580
Proceeds from other debt	9,090	8,318
Repayment of other debt	(23,450)	(4,309)
Payment for the purchase of PECs and noncontrolling interest	(234,101)	—
Payment of direct and incremental costs relating to Cabot Transaction	(8,622)	—
Other, net	(3,826)	(1,440)
Net cash provided by financing activities	204,927	155,309
Net (decrease) increase in cash and cash equivalents	(1,122)	29,220
Effect of exchange rate changes on cash and cash equivalents	(6,368)	9,261
Cash and cash equivalents, beginning of period	212,139	149,765
Cash and cash equivalents, end of period	$204,649	$188,246

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2018		2017
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$20,725	$0.69	$28,194	$1.05	$1.07
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	3,719	0.12	3,135	0.12	0.12
Acquisition, integration and restructuring related expenses(1)	12,458	0.41	342	0.01	0.01
Amortization of certain acquired intangible assets(2)	1,947	0.07	803	0.03	0.03
Loss on derivatives in connection with the Cabot Transaction(3)	2,737	0.09	—	—	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items(4)	(2,335)	(0.08)	(1,321)	(0.04)	(0.04)
Adjustments attributable to noncontrolling interest(5)	(3,474)	(0.11)	(461)	(0.02)	(0.02)
Adjusted income attributable to Encore	$35,777	$1.19	$30,692	$1.15	$1.17
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(3)
Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended September 30,
	2018	2017
GAAP total operating expenses, as reported	$239,246	$202,829
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(45,980)	(28,934)
Acquisition, integration and restructuring related expenses(2)	(8,475)	(342)
Stock-based compensation expense	(5,007)	(3,531)
Adjusted operating expenses related to portfolio purchasing and recovery business	$179,784	$170,022
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses (excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.